Exhibit 10.18

FIFTH ADDENDUM TO THE TERM LOAN FACILITY AGREEMENT

Between

ASP ISOTOPES INCORPORATED

("ASPI")

and

ASP ISOTOPES SOUTH AFRICA PROPRIETARY LIMITED

("Lender")

and

RENERGEN LIMITED

("Borrower")

each hereinafter referred to individually as a Party and collectively as the Parties.

Table of Contents

Table of Contents
1.	DEFINITIONS AND INTERPRETATION	3
2.	INTRODUCTION	3
3.	AMENDMENT	4
4.	CONFLICT	4
5.	COUNTERPARTS	4
6.	GENERAL	4
7.	SIGNATURE	5

WHEREBY the Parties agree as follows -

1.
DEFINITIONS AND INTERPRETATION
1.1.
Capitalised terms used but not defined in this Fifth Addendum shall, unless otherwise stated, bear the meanings given to them in the Term Loan Facility Agreement (as defined below).
1.2.
For the purposes of interpretation, this Fifth Addendum, the Term Loan Facility Agreement shall at all times be read together.
1.3.
In the Term Loan Facility Agreement and the Fifth Addendum, the following words shall, unless otherwise stated or inconsistent with the context in which they appear, bear the following meanings and other words derived from the same origins as such words (that is, cognate words) shall bear corresponding meanings:
1.4.
"Initial Signature Date" means 19 May 2025;
1.5.
"Term Loan Facility Agreement" means the written term loan facility agreement, entered into between the Parties on the Initial Signature Date, as amended from time to time;
1.6.
"Signature Date" means the date when this Fifth Addendum is signed by the last Party in time to do so; and
2.
INTRODUCTION
2.1.
The Parties entered into the Term Loan Facility Agreement.
2.2.
Pursuant to the original Term Loan Facility Agreement entered into between the Parties, the Lender agreed to make available to the Borrower a loan facility in the aggregate principal amount of USD 30,000,000 to support the Borrower’s operational funding requirements, including those arising from delays in implementing its Phase 1 Virginia Gas Project.
2.3.
The Parties thereafter entered into a first addendum to the Term Loan Facility Agreement dated 15 January 2026 (the First Addendum), pursuant to which the aggregate facility amount, and certain repayment provisions were amended.
2.4.
The Parties thereafter entered into a second addendum to the Term Loan Facility Agreement dated 26 February 2026 (the Second Addendum), pursuant to which the aggregate principal amount of the loan facility was increased to USD 39,500,000(thirty-nine million five hundred thousand United States Dollars).
2.5.
The Parties thereafter entered into a third addendum to the Term Loan Facility Agreement dated 16 April 2026 (the Third Addendum), pursuant to which the aggregate principal amount of the loan facility was increased to USD 48,600,000 (forty-eight million six hundred thousand United States Dollars).
2.6.
The Parties thereafter entered into a fourth addendum to the Term Loan Facility Agreement dated 28 May 2026 (the Fourth Addendum), pursuant to which the aggregate principal amount of the loan facility was increased from USD 48,600,000 (forty‑eight million six hundred thousand United States Dollars) to USD 80,000,000 (eighty million United States Dollars).
2.7.
Pursuant to the Borrower’s ongoing funding requirements, the Parties now wish to further amend the Term Loan Facility Agreement to increase the aggregate principal amount of the loan facility from USD 80,000,000 (eighty million United States Dollars) to USD 120,000,000 (hundred and twenty million United States Dollars).
2.8.
This fifth Addendum records and formalises the agreed amendments to the original Term

Loan Facility Agreement (the Fifth Addendum).

3.
AMENDMENT
3.1.
With effect from the Signature Date, the Parties hereby agree to amend the following clauses in the Term Loan Facility Agreement in accordance with clause 23.2, as follows:
3.1.1.
Clause 3.1.18 is amended and replaced by the following:

"3.1.18 Facility Amount shall mean the ZAR equivalent of up to US$ 120 000 000 (hundred and twenty million Dollars), to be converted by the Lender on the day of any Advance based on the ZAR to Dollar conversion ratio to purchase ZAR as quoted by its South African bank on such Advance Date;"

3.1.2.
Clauses 8.3.1 through to and including 8.4 are amended and replaced by the following:

“8.3.1. USD 10,000,000 (ten million United States Dollars) on or before 31 May

2025; and

8.3.2. an additional USD 10,000,000 (ten million United States Dollars) on or before 30 June 2025; and

provided that the drawdown limitations in clauses 8.3.1 and 8.3.2 reflect the historical restrictions applicable prior to the amendments effected by the First Addendum, Second Addendum, Third Addendum, Fourth Addendum and Fifth Addendum, and shall not limit the Borrower’s entitlement, with effect from the Fifth Addendum, to request Advances up to the aggregate principal amount authorised under the Facility from time to time, provided that the cumulative Advances shall not exceed the Facility Amount.

8.4.
For the avoidance of doubt, the cumulative amount drawn down under the Facility (including the USD 10,000,000 (ten million United States Dollars) advanced by the Lender to the Borrower during April 2025, as referenced in clause 5.2) shall be subject to the drawdown limitations applicable from time to time under this Agreement, and shall not at any time exceed the Facility Amount, being the ZAR equivalent of US$ 120,000,000 (hundred and twenty million United States Dollars). “
3.1.3.
Clause 8.6 is amended by the insertion of the following sentence at the end of clause 8.6.4:

“For the avoidance of doubt, nothing in this clause 8.6 shall preclude the Lender, in its discretion, from advancing further amounts under the Facility, whether or not any of the circumstances contemplated in clauses 8.6.1 to 8.6.4 apply.”

4.
CONFLICT
4.1.
This Fifth Addendum shall be supplemental to the Term Loan Facility Agreement and subject only to the amendments herein contained.
4.2.
In the event of any conflict between the provisions of the Term Loan Facility Agreement and any of the provisions of this Fifth Addendum, this Fifth Addendum shall prevail.
5.
COUNTERPARTS

This Fifth Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement as at the Signature Date.

6.
GENERAL

6.1.
No contract varying, adding to, deleting from, or cancelling this Fifth Addendum, and no waiver of any right under this Fifth Addendum, shall be effective unless reduced to writing and signed by or on behalf of the Parties.
6.2.
This Fifth Addendum contains the entire agreement between the Parties relating to the matters recorded herein, and no Party shall be bound by any undertakings, representations, warranties, promises or the like not recorded in this Fifth Addendum.
7.
SIGNATURE

Signed on behalf of the Parties set out below, each signatory warrants that he or she has due authority to do so.

[SIGNATURE PAGE FOLLOWS]

SIGNED at	Midrand	on this the	29th	day	Sep	of 2026.

For and on behalf of

THE LENDER
/s/ Mangaliso Mithi
Signatory: Mangaliso Mithi Capacity: Director Who warrants his authority hereto

SIGNED at	Blairgowrie	on this the	29th	day	September	of 2026.

For and on behalf of

ASP ISOTOPES INCORPORATED
/s/ Robert Ainscow
Signatory: Robert Ainscow Capacity: COO Who warrants his authority hereto

SIGNED at	Sandton	on this the	29th	day	Sep	of 2026.

For and on behalf of

THE BORROWER
/s/ Nick Mitchell
Signatory: Nick Mitchell Capacity: COO Who warrants his authority hereto